IIVI INVESTOR PRESENTATION December 2018 Exhibit 99.1

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important factors that may cause such a difference include: (i) the ability of II-VI Incorporated (“II-VI”) and Finisar Corporation (“Finisar”) to complete the proposed transaction on the anticipated terms and timing or at all, (ii) potential litigation relating to the proposed transaction, (iii) inherent risks and costs associated with the integration of the businesses and achievement of the anticipated synergies, (iv) potential disruptions from the proposed transaction that may harm the parties’ respective businesses, (v) the ability of the parties to retain and hire key personnel, (vi) adverse legal and regulatory developments or determinations that could delay or prevent completion of the proposed transaction, and (vii) the ability of II-VI to consummate financing related to the transaction. Additional risks are described under the heading “Risk Factors” in II-VI’s Annual Report on Form 10-K for the year ended June 30, 2018, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 28, 2018, and in Finisar’s Annual Report on Form 10-K for the year ended April 29, 2018, filed with the SEC on June 15, 2018. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in a joint proxy statement/prospectus that will be included in a registration statement on Form S-4 to be filed by II-VI with the SEC in connection with the proposed transaction. Neither II-VI nor Finisar assumes any obligation to publicly provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Safe Harbor Statement

II-VI At a Glance

Regions 39% 22% 8% Europe North America China Japan ROW Q1 FY2019 Revenue 10% 21% Segments 34% 43% 23% II-VI Photonics II-VI Laser solutions II-VI Performance Products Q1 FY2019 Revenue Semi. Equip. Life Science Other Military 41% 28% 11% Markets Industrial Optical Communications Q1 FY2019 Revenue 14 Countries 52 Worldwide Locations 11,500+ Worldwide employees 314.4M Q1 FY2019 Revenue II-VI Overview Core Competency ENGINEERED MATERIALS Refers to groups II and VI of the Periodic Table of Elements “TWO SIX”

New Growth Markets EUV Lithography SiC for Wireless SiC for EV 3D Sensing Core Markets Optical Communications Industrial Lasers Military Our Core & Growth Markets

IPO 1987 NASDAQ S&P 500 Micro-optics Vergo Optics Micro-optics Lighting Optical ZnSe Growth Laser Power Corp Silicon Carbide Litton SIC Group UV Filters Laser Power Corp Thermo-electric Coolers Marlow Industries Selenium Refinery Pacific Rare Metals Laser Processing Heads Highyag Micro-optics Photop Technologies Conformal Patterning Max Levy Autograph Optical Channel Monitors Aegis Lightwave Metal Matrix Components M Cubed Technologies Military & Aerospace Optical Systems LightWorks Optics Advanced Coatings Oclaro Optical Coatings Optical Amplifiers Oclaro Optical Amplifier Semiconductor Lasers Oclaro Semiconductor Laser Epiwafer Foundry Epiworks GaAs Wafer Fab Anadigics Compound Semi. Wafer Fab Kaiam Laser Limited(U.K. Fab) Faraday Rotator Integrated Photonics Direct Diode High Power Lasers Direct Diode IIVI Acquisition History 20+ Year Track Record of Tremendous Value Creation Through Acquisitions

Proven Integration Playbook Focused on Operational Improvements and Investing for Growth Oclaro Semiconductor Laser Business Case Study Semiconductor Laser business Target had a high unit cost structure With vertical integration and wide applicability in optical and industrial markets, II-VI drove margin expansion over subsequent years II-VI Laser Enterprise Revenue and Operating Margin Then (@ Acquisition) Oclaro’s semiconductor laser business was acquired in FY2014. 1 Now Revenue Op. Margin Transaction Overview

Acquisition of Finisar

A Transformative Combination Pro Forma Revenue1 $2.5B Pro Forma EBITDA1 $570M Locations Worldwide Diversified Global Footprint 70 End Markets Communications, Automotive, Consumer Electronics, Materials Processing, Semiconductor Equipment, Military, Life Sciences Addressable Market2 Employees Worldwide $22B 24K+ Note: Pro forma Revenue and EBITDA represents LTM 09/30/2018 for II-VI and LTM 07/29/2018 for Finisar. Represents LTM 09/30/2018 for II-VI plus LTM 07/29/2018 for Finisar and includes $150mm run-rate synergies for EBITDA. EBITDA excludes amortization of intangibles, the impact of SFAS 123(R) stock-based compensation expense and one-time charges. 2022 estimated market size. Includes 3D Sensing, Power Devices for Automotive and Wireless RF size from Yole, Optical Communications from Lightcounting and Ovum, Industrial Processing, Military, Life Sciences from Strategies Unlimited.

Proliferation of Cloud Services Strategic Window of Opportunity Now Right Technology + Right Team + Right Time Inflection Point CAGR 16% CAGR 20% TAM ($B) Combined broad base of talent, technology and manufacturing enhances our ability to hit market windows today Window of Opportunity1 Electric & Autonomous Vehicles Growth in Mobile & 5G Communications 3D Sensing Increased Data and Video Consumption Disruptive Megatrends Note: Market size forecast from Lightcounting, Ovum and Yole.

1. Represents LTM 9/30/2018 for II-VI plus LTM 07/29/2018 for Finisar. Transaction Strategic Rationale Creates One of the Largest Photonics and Compound Semiconductor Companies with $2.5B of Revenue1 A Leader in Engineered Materials and Compound Semiconductors Combination Addresses Multiple Strong and Growing Markets Complementary Expertise in Datacom & Telecom Strengthens Position in Optical Communications Creates the Most Compelling 3D-Sensing and LiDAR platform with Faster Time to Market Expected to Achieve $150mm Run-Rate Cost Synergies within 36 months

Finisar at a Glance DATACOM TELECOM 3D SENSING Enables data center and enterprise network connectivity Key products include transceivers for 25G, 100G and 400G Enables optimal transmission in access, metro and long-haul Key products include WSS, OCMs, and tunable/coherent modules Enables 3D Sensing for consumer and automotive applications Key product: VCSEL arrays #1 Optical Components Market Leader Leading GaAs Platform for 3D Sensing and LiDAR Broadest portfolio of optical modules Differentiation via Vertical Integration Engineering Innovation with ~2,000 Patents

Finisar Brings Significant Next-Generation Technologies For Communications, 3D Sensing, and LiDAR Enabling New Market Growth LCoS Diffraction Gratings Coherent Tx+Rx Assemblies Coherent Tunable Laser Tunable DBR Laser + InP Modulator High-Speed Edge-Emitter DML I-Temp Tunable DBR Laser + MZ Mod High-Speed VCSEL 2D VCSEL Array Transimpedance Amplifier Laser Driver Silicon Photonics PIC + EIC Clock & Data Recovery WSS Optics Integrated Circuits InP GaAs Telecom Transceiver Technology Datacom Transceiver Technology ROADMs 3D Sensing

Irreversible Megatrends I Addressing Multiple Strong and Growing Markets Optical Communications 3D Sensing & LiDAR RF Electronics in Wireless & Military Power Electronics For Green Energy $12.1B 2022 Market For 3D sensing in consumer electronics & LiDAR in automotive For terrestrial, submarine & wireless optical infrastructure and datacenters 60% 2018-22 CAGR $1.1B For 4G remote radio heads, 5G beam forming antennas & RF military electronics 26% For electric vehicles (EV/HEV), smart grid power switching, solar and wind energy $2.9B 13% GaAs | InP | Si Photonics GaAs | InP SiC Source: 3D Sensing & LiDAR, Wireless RF and Power Electronics for Green Energy from Yole, Optical Communications from Lightcounting and Ovum. $1.2B 27% GaAs | GaN/SiC | Diamond

II-VI’s GaAs Platform + Finisar’s InP Platform = Enhanced competency in 3D Sensing and LiDAR Optimization of R&D, Capital and Asset Utilization = Faster Time to Market Vertically integrated 6 inch GaAs compound semiconductor platform, one of the largest in the world = RF Devices and advanced optoelectronic integration VCSEL Arrays For 3D Sensing & LiDAR CAGR (’18-22): +60% Source: Yole Most Compelling Platform for 3D Sensing & LiDAR The iPhone Is Just The Tip of the Iceberg For Potential Applications Tablets Security / Biometrics Auto LIDARs VR / AR eCommerce Video Game Consoles

Growth Opportunities in 5G Mobile Infrastructure Backbone Network Front- & Backhaul Network Cell Tower Handsets GaAs RF GaN/SiC RF Coherent TRx $2.4B 13% 2022 TAM: 2018-22 CAGR: $1.4B 124% $1.1B 63% Line Cards Amplifiers OCM/OTDR DWDM Filters LPC WSS Subsystems 2017 2018 2019 2020 Global backbone buildouts in anticipation of 5G traffic 5G optical access deployments begin in Asia to support 5G New Radio 5G Smartphones & IoT to drive 5G GaAs RF demand, 5G Optical Access deployments continue 5G service to become broadly available 5G mmWave standard to drive GaN/SiC RF demand II-VI signs agreement with SEDI to develop GaN/SiC on 150 mm II-VI to complete qualification & to begin production of GaN/SiC WSS: Wavelength Selective Switch; HPC/LPC: High/Low Port Count; OCM: Optical Channel Monitor OTDR: Optical Time Domain Reflectometer TRx: Transceiver; FH: Front-haul; BH: Backhaul; RF: Radio Frequency BiDi: Bidirectional; DWDM: Dense Wavelength Division Multiplexing Source: LightCounting Note: TAM is all inclusive (not exclusively 5G driven) Sources: LightCounting & II-VI Estimates Sources: Yole, JP Morgan & II-VI Estimates (GaN/SiC RF includes 4G & 5G) Bidi DWDM TRx 100G BH TRx 25G FH TRx HPC WSS 5G RF 5G OPTICAL ACCESS

II-VI’s GaAs & SiC on 6” platform + Finisar’s microelectronics design expertise = Access to larger & growing markets Collaboration with SEDI for GaN/SiC RF electronics For wireless & military: efficient, high power RF amplification with GaN/SiC HEMT Thin-film diamond on silicon for next generation high speed wireless electronics GaN/SiC for RF Electronics Market CAGR (‘18-’22): 26% Source: Yole A world leading supplier of SiC substrates 5G WIRELESS Remote Radio Head Beam-forming Antenna For 4G & 5G Wireless Antennas For RF Devices in Wireless Handsets SiC Substrates GaAs Epiwafers GaAs pHEMT For RF Applications in Military & Wireless 4G WIRELESS RF Electronics for Wireless Infrastructure & Military

II-VI’s SiC on 6” platform + Finisar’s microelectronics design expertise = Access to larger & growing markets High efficiency voltage and power conversion = SiC MOSFETs for Green Energy SiC for High Power Electronics Market CAGR (’18-’22): 27% Source: Yole A world leading supplier of SiC substrates DC-DC Converter Bi-Directional Converter/ Inverter/ Electric Motor HV Battery Electric Charger Applications Electric cars (EV/HEV) Solar & Wind Energy Smart Grid Power Switching Power Electronics for Green Energy

II-VI and Finisar Both Positioned for Near Term Margin Expansion, with Added Benefits from Combination Key Drivers of Margin Improvement Significant traction for 100G CWDM4 Gen3 platform Large upside potential for 200G and 400G CDWM4 from Hyperscale customers Developing a complete portfolio of 400G solutions Design wins for next-generation coherent products Ramp in Silicon Carbide and 3D-Sensing Increasing vertical integration $150 million run-rate cost synergies Improved time to market, time to profitability and time to scale Combination

Cost of Goods Sold Supply chain management - Procurement Infeed - Internal supply of enabling materials and components ~$85 million Sales & Marketing Savings from scale General & Administration Consolidation of overlapping corporate costs Optimization of operating model Annual Estimated Synergies Achieved Within 36 months Total Significant Value Creation Potential from Synergies Research & Development More efficient R&D with scale Complementary engineering and design teams ~$65 million ~$150 million

II-VI and Finisar have combined EBITDA generation today of $570mm1,2 including $150mm run-rate synergies Combined company has a strong deleveraging profile, with significant deleveraging expected from 4.1x at announcement to under 2.5x in two years post close II-VI expected to maintain ongoing ability to maximize strategic opportunities Represents LTM 09/30/2018 for II-VI and LTM 07/29/2018 for Finisar. EBITDA excludes amortization of intangibles, the impact of SFAS 123(R) stock-based compensation expense and one-time charges. Includes $150mm run-rate synergies. Strong Deleveraging Profile 2 4.1x

II-VI Additional Markets

High Power Semiconductor Lasers & Laser Optics A full suite of components for multiple laser modalities Strong CO2 deployed base in active use and strong secondary market Industrial laser components: 25-35% of worldwide revenue FIBER LASER OPTICS CO2 LASER OPTICS LASER BARS CUTTING HEADS DIRECT DIODE LASER ENGINE Fiber Lasers Market CAGR (‘17-‘22): +8% Direct Diode Market CAGR (‘17-‘22): +7% Source: Strategies Unlimited CO2 laser optics: 15-20% One micron products: 15-20% Laser Components, Processing Heads, Beam Delivery Optics / Components II-VI Core Market I Industrial Laser Materials Processing

Military-Aerospace business serves four strategic areas Intelligence surveillance & reconnaissance (ISR) Missiles and ordnance EMI & survivability Highly differentiated core capabilities & products Materials engineered in-house Complex electro-optics sub-assemblies with high value add Emerging strategic platforms such as Directed Energy systems World leader in large sapphire panel output 24,000 sf dedicated facility F-35 Electro-Optical Targeting System (EOTS) Infrared Countermeasure Systems Market CAGR (’17-’22): +8% Source: Strategies Unlimited II-VI Core Market I Military

Structural Ceramic Subsystems EUV Source System: Focusing Optics Beam Transport System CO2 System: Seed Laser, Power Amplifiers EUV Lithography System EUV Lithography already started for 7 nm node production Multiple II-VI products used in each EUV system, ~1-2% of total value Products leverage II-VI materials: ZnSe, CdTe, CVD Diamond and RBSiC REAR MIRRORS OUTPUT COUPLERS MODULATOR REACTION BONEDED SIC CVD DIAMOND EUV Lithography Systems Market CAGR (‘16-’22): 9% Source: Allied Market Research II-VI Growth Applications I EUV Lithography

II-VI Financial Summary

End Market Distribution of Full Year FY18 Revenue Reported Segments FY18 Revenue FYY18 Op Margin – GAAP FY18/FY17 Revenue Growth Industrial (Automotive) Fiber Optic & Wireless Comm. Military Semi Cap Life Science, Consumer, Other Laser Solutions ** $406M 9.5% 28% 67% (1%) 12% 3%* 7% 11% Photonics ** $487M 13.5% 10% 13% 77% 0% 3% 7% Performance Products $266M 11.6% 24% 15% (2%) 13% 40% * 19% 13% II-VI Consolidated $1,159M 11.7% 19% 33% (1%) 39% 10% 8% 10% * Now managed in Performance Products as of Q4FY18 ** The Laser Solutions and Photonics’ results adjusted for the LSG move from Laser Solutions to Photonics II-VI Segment Revenue by End Markets for Full Year FY18

End Market Distribution of Q1FY19 Revenue Reported Segments Q1FY18 Revenue Q1FY19 Revenue Q1FY19 Op Margin – GAAP Q1FY19/ Q1FY18 Revenue Growth Industrial (Automotive) Fiber Optic & Wireless Comm. Military Semi Cap Life Science, Consumer, Other Laser Solutions $88M $106M 12% 20% 61% (1%) 13% 4% 8% 14% Photonics $116M $135M 12% 16% 11% 79% 0% 3% 7% Performance Products $58M $73M 12% 26% 19% (7%) 12% 40% 18% 11% II-VI Consolidated $262M $314M 12% 20% 30% (2%) 41% 11% 8% 10% II-VI Segment Revenue by End Markets for Q1FY19

Reaffirming Guidance for Current Quarter Revenue EPS1 Adj. EPS2 Low $333mm $345mm $0.44 $0.48 High $0.65 $0.69 Excludes $0.05 a share for one time and transaction costs for our transactions and collaborations recently announced. Excludes $0.10 for stock-based compensation expense, $0.06 for amortization and $0.05 for one time and transaction costs.

Expectations Cash and Equivalents Cash Flow from Operations Long-Term Debt (Including current portion) FY18 FY16 FY17 Shareholder’s Equity $247M $218M $271M $161M $123M $118M $439M $235M $342M $1,024M $782M $900M Cash and Liquidity Q1FY19 $271M $19M $517M $1,044M FY18 FY19 Gross Margin 39.8% 38.5%-41% EBITDA 19.1% 18.5%-21% Operating Margin 11.7% 11%-13% Typical industry EPS adjustments are detailed at the end of this presentation. II-VI Financial Trends

Appendix

Finisar Transaction Overview Transaction Consideration Approximately $3.2 billion of total equity value Finisar shareholders to own approximately 31% of the combined company Per Share Consideration $26.00 per share $15.60 in cash and 0.2218 shares of II-VI common stock, valued at $10.40 per share based on the closing price of II-VI’s common stock of $46.88 on November 8, 2018 Fixed exchange ratio Sources of Financing $2.0 billion of new funded debt in the form of fully committed financing (in addition to $450mm unfunded revolver) Permanent financing expected to come through pro rata and institutional markets Revolver and TLA, 5 year tenor; TLB, 7 year tenor, blended interest rate expected L+225 bps Expect to de-lever to current levels within 2 years $1.0 billion of combined balance sheet cash $1.4 billion of equity issued to Finisar shareholders Approval Process Approval by II-VI and Finisar shareholders Regulatory approvals Expected Timeline Middle of calendar year 2019, subject to customary closing conditions Financial Highlights $150mm of expected annual cost synergies realized within 36 months of close Expected to drive accretion in Non-GAAP earnings-per-share for the first full year post close of approximately 10% and more than double that thereafter

Transaction Financing $2.0 billion new funded debt, fully committed by BofA Merrill Lynch $450 million unfunded revolver at close Pro-forma Capitalization Statistics ($ in billion) x LTM EBITDA (w/ synergies)1 Gross Debt $2.4 4.1x Cash $0.3 0.6x Net Debt $2.0 3.5x Deleveraging and Capital Allocation Taken together, company has EBITDA generation of $570mm1 Combined company has a strong deleveraging profile Ongoing ability to maximize strategic opportunities Represents LTM 09/30/2018 for II-VI and LTM 07/29/2018 for Finisar and includes $150mm run-rate synergies. EBITDA excludes amortization of intangibles, the impact of SFAS 123(R) stock-based compensation expense and one-time charges. Finisar Transaction Financing

II-VI Historical GAAP EPS and Adjusted EPS Equivalent To calculate EPS comparable to some peers, below are the values of typical adjustments used by other companies II-VI Consolidated Summary of Typical Industry Non-GAAP Adjustments Q1 FY17 Q2 FY17 Q3 FY17 Q4 FY17 Q1 FY18 Q2 FY18 Q3 FY18 Q4 FY18 Q1 FY19 Amortization 3.2 3.2 3.1 3.2 3.6 3.8 3.6 3.6 3.7 Share Based Comp - COGS 0.7 0.6 0.7 0.5 1.0 0.8 0.4 0.6 1.0 Share Based Comp - SGA 3.4 3.3 3.8 3.0 5.3 4.5 3.2 3.8 4.3 M&A Exp - - - 0.3 2.0 - - - 1.9 7.3 7.1 7.6 7.0 11.9 9.1 7.2 8.0 10.9 Tax - - - (8.4) - - (0.1) (0.2) - Impact of the “Tax Cuts and Jobs Act” and Company Actions - - - - - 15.8 (6.5) (1.3) - PAT 7.3 7.1 7.6 (1.4) 11.9 24.9 0.6 6.5 10.9 Outstand Shares 63.6 64.4 65.0 65.0 65.3 65.0 65.1 65.1 66.2 EPS Impact of Typical Industry Non-GAAP Adj. 0.11 0.11 0.12 (0.02) 0.18 0.38 0.01 0.10 0.16